                                                                     Exhibit 4.9
================================================================================

                                  ONEOK, INC.

                          7.125% Senior Notes due 2011

                              -------------------

                         EIGHTH SUPPLEMENTAL INDENTURE

                           Dated as of April 6, 2001

                              -------------------

                            The Chase Manhattan Bank
                                    TRUSTEE

================================================================================

     THIS EIGHTH SUPPLEMENTAL INDENTURE is made as of the 6th day of April, 2001, by and between ONEOK, INC., an Oklahoma corporation (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation formerly known as Chase Bank of Texas, National Association (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into an Indenture, dated as of September 24, 1998 (the "Original Indenture"), with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Eighth Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Eighth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                         7.125% SENIOR NOTES DUE 2011

     SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 7.125% Senior Notes due 2011 (the "Notes").

     There are to be authenticated and delivered $400,000,000 principal amount of Notes to be issued to underwriters at 99.262% of principal amount. The Company shall have the right to issue additional Notes at any time upon compliance with the provisions of the Indenture applicable to the issuance of additional Securities. The Notes shall be issued in definitive fully registered form.

     The Notes shall be issued initially in the form of one or more Global Securities, each in substantially the form set out in Exhibit A hereto. The initial Depositary with respect to the Notes shall be the Depository Trust Company.

     The Company will not pay Additional Amounts, as defined in Section 1008 of the Original Indenture.

     The form of the Trustee's Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

     Each Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date.

     The interest rate on the Notes will not be reset pursuant to Section 308(b) of the Original Indenture and the Stated Maturity shall not be extended pursuant to Section 309 of the Original Indenture.

     SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

     "Comparable Treasury Price" means, with respect to any Redemption Date, the Reference Treasury Dealer Quotation for such Redemption Date.

     "Interest Payment Dates" means April 15 and October 15 of each year, commencing October 15, 2001.

     "Original Issue Date" means April 6, 2001.

     "Quotation Agent" means the Reference Treasury Dealer.

     "Reference Treasury Dealer" means Banc of America Securities LLC and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and certify same to the Trustee.

     "Reference Treasury Dealer Quotation" means, with respect to any Redemption Date, the average, as determined by the Company and certified to the Trustee by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

     "Regular Record Date" means April 1 in the case of an April 15 Interest Payment Date and October 1 in the case of an October 15 Interest Payment Date.

     "Stated Maturity" means April 15, 2011.

     SECTION 103. Payment of Principal and Interest. The principal of the Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Notes shall bear interest at the rate of 7.125% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date and on Stated Maturity. Accrued interest paid on Stated Maturity shall be paid to the Person to whom principal is paid. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than ten days prior to such Special Record Date.

     Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

     Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Notes shall be paid in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest will be made at the option of the Company, by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) wire transfer to an account located in the United States maintained by the payee.

     SECTION 104. Denominations. The Notes may be issued in denominations of $1,000 or any integral multiple thereof.

     SECTION 105. Global Securities. The Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Notes represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. The Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     A Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Notes.

     SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     SECTION 107. Redemption at the Company's Option. The Notes will be redeemable, in whole or in part, at any time at the option of the Company at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of such Notes or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption (the "Redemption Date") on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points, plus, in the case of (i) and (ii), accrued but unpaid interest to the Redemption Date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on and after the Redemption Date.

     SECTION 108.  Other Terms.

     The Notes will not have a sinking fund.

     Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

     Any redemption of less than all of the Notes shall, with respect to the principal thereof, be divisible by $1,000.

                                   ARTICLE 2

                           MISCELLANEOUS PROVISIONS

     SECTION 201. Recitals by Company. The recitals in this Eighth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Notes and of this Eighth Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202. Ratification and Incorporation of Original Indenture. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that, in the case of a conflict between this Eighth Supplemental Indenture and the Original Indenture, this Eighth Supplemental Indenture shall control.

     SECTION 203. Executed in Counterparts. This Eighth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     SECTION 204. Parties Interested Herein. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Paying Agent and the registered owners of the Notes, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Paying Agent and the registered owners of the Notes.

                  [remainder of page intentionally left blank]

   IN WITNESS WHEREOF, each party hereto has caused this Eighth Supplemental Indenture to be signed in its name and behalf by its duly authorized officer or signatory, all as of the day and year first above written.

                                    ONEOK, INC.



                                    By: /s/ D. Lamar Miller
                                       ---------------------------------
                                            D. Lamar Miller
                                            Vice President


                                    THE CHASE MANHATTAN BANK, as Trustee


                                    By: /s/ John G. Jones
                                       ----------------------------------
                                       Authorized Signatory

                                                                       EXHIBIT A


                                  FORM OF NOTE


                                   [Attached]

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


================================================================================
No. ___


                                  ONEOK, INC.
                         7.125% SENIOR NOTES DUE 2011

                              CUSIP:   682680AL7

     ONEOK, Inc., an Oklahoma corporation (herein called "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

     CEDE & CO.

or registered assigns, the principal sum of

     *_______________ DOLLARS*

on April 15, 2011 and to pay interest on such principal sum at the rate of seven and one-eighth percent (7.125%) per annum.

     The Company will pay interest from April 6, 2001, semi-annually on April 15 and October 15 of each year, and on the date of maturity, commencing October 15, 2001 (each such date an "Interest Payment Date"), until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the holder of this Note (the "Holder") of record at the close of business on the regular record date (the "Regular Record

Date") for such Interest Payment Date, which shall be April 1 (in the case of the April 15 Interest Payment Date) or October 1 (in the case of the October 15 Interest Payment Date), whether or not a Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of record of this Note at the close of business on a special record date (the "Special Record Date") fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than ten days prior to such Special Record Date, all as more fully provided in the Indenture.

     Payment of the principal of this Note and the interest thereof will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York or at the Corporate Trust Office of the Trustee in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                  ONEOK, INC.
                         7.125% Senior Notes due 2011

     This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more series, issued and to be issued under and pursuant to an Indenture dated as of September 24, 1998, as amended and supplemented by that certain Eighth Supplemental Indenture (the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank, formerly known as Chase Bank of Texas, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), and is one of a series unlimited in aggregate principal amount and designated as 7.125% Senior Notes due 2011 (the "Notes"). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of Securities (including Holders of the Notes).

     The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

     As long as this Note is represented in global form (the "Global Security") registered in the name of the Depository or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferable.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding (as defined in the Indenture) of all series that are affected by such amendment or modification, except that certain amendments that do not adversely affect the rights of any holder of the Securities may be made without the approval of holders of the Securities. No amendment or modification may, among other things, change the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or change the time of payment of any interest thereon, or reduce the percentage in principal amount of Securities, consent of the holders of which is required for any such amendment or modification, without the consent of each Securityholder affected.

     Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the currency herein prescribed.

     The Notes may be redeemed, in whole or in part, at any time at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day consisting of twelve 30-day months) at the Adjusted Treasury

Rate plus 30 basis points, plus, in the case of (i) and (ii), accrued but unpaid interest to the Redemption Date.

     In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder upon surrender hereof or otherwise reduced in accordance with the provisions of the Indenture. The Notes will not have a sinking fund.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     All terms used in this Note but not defined herein have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                       ONEOK, INC.


                                       By: ______________________________
                                           Name:
                                           Title:


                                       Attested: ________________________
                                                 Name:
                                                 Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  ____________________

This is one of the Notes referred to in the within-mentioned Indenture.

                            THE CHASE MANHATTAN BANK
                             as Trustee


                            By:______________________________
                                 Authorized Signatory

                 SCHEDULE OF EXCHANGES OF INTEREST IN THE NOTE

     The following exchanges of interests in this Note have been made:

                                                               Principal Amount of
                   Amount of decrease  Amount of increase      this Note following        Signature of authorized
Date of Exchange      in this Note        in this Note      such decrease or increase      signatory of Trustee




                                ASSIGNMENT FORM

                 To assign this Note, fill in the form below:
                   I or we assign and transfer this Note to

                           -------------------------

                           -------------------------

                  Insert assignee's soc. sec. or tax I.D. no.

                           -------------------------


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

and all rights thereunder and irrevocably appoint ______________________________

________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Dated:_______________________                  _________________________________

                                               _________________________________

     THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FIRST PAGE OF THE NOTE.

     THE SIGNATURE MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION PROGRAM).

                                                                       EXHIBIT B


                         CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within_mentioned Indenture.

                                    THE CHASE MANHATTAN BANK, as
                                     Trustee [or Successor Trustee]



     Dated:__________________       By:_________________________________
                                         Authorized Signatory